Exhibit 99.1

Q3 Fiscal 2024 Letter to Shareholders October 23, 2024

Dear shareholders,

We’d like to present an update on our progress toward commercialization of our disruptive next-generation solid-state battery technology:

QSE-5 B Samples

We’re excited to report that we have begun producing low volumes of our first B-sample cells, accomplishing our most important goal for 2024, and we have begun shipping these cells for automotive customer testing. These are B samples of QuantumScape’s first product, QSE-5, with energy density of over 800 Wh/L and <15 minute 10% to 80% fast-charging capability.

QSE-5 represents an important milestone for our company and the battery industry as a whole. These cells are, to the best of our knowledge, the first anode-free solid-state lithium-metal cell design ever produced for automotive applications. This cell is capable of simultaneously delivering exceptional performance with respect to energy density, discharge power, charging speed, low-temperature performance, and safety.

This milestone marks a new stage of rigorous development and production efforts. Now that the product design and performance profile is set and we have established a baseline process, we will continue to ship samples, get customer feedback, and iterate to refine our processes. During this B-sample phase, iterations of these samples will be subject to extensive product testing, which will take many months to complete. We have to substantially improve on metrics such as cell reliability, yield and equipment productivity, among others. We need higher volumes to achieve these targets, and that requires bringing our advanced Cobra separator process into production, which we continue to target for 2025.

We encourage shareholders to read more on the QSE-5 cell here and take a first look at our B-sample cells here.

QSE-5 B Sample

844 Wh/L

301 Wh/kg

< 15-min fast charge

12.2 minutes
Commercial Target < 15 min
State of Charge [%]
Time [min]
Measured at 45 °C

45 °C
25 °C
QSE-5
-30 °C
Commercial Li-ion Energy Cell†
-25 °C
Discharged at C/5
† Li-ion cell rated by manufacturer for operating down to -20 °C
Volumetric Energy Density [Wh/L]
Discharge Temperature [°C]

C/5
2C
QSE-5
10C
Commercial Li-ion Energy Cell†
Discharged at 25 °C
Volumetric Energy Density [Wh/L]
C-rate [1/hr]

Safety Test Description	Safety Test Result
Internal Short Circuit (Nail Penetration) 60 °C	Hazard Level 2
Overcharging 60 °C	Hazard Level 2
External Short Circuit 25 °C	Hazard Level 3
Thermal Stability 300 °C	Hazard Level 3

Test protocol based on SAND2017-6925 and IEC/TR 62660-3 & -4

Hazard Levels (HL) Rankings

Per Sandia Report SAND2017-6925

0	No effect
1	Passive protection activated
2	Defect/damage
3	Minor leakage or vent
4	Major leakage or vent
5	Rupture
6	Fire or flame
7	Energetic failure

844 Wh/L, 301 Wh/kg < 15 min fast charge QSE-5 B-Sample product specs Measured cell energy (C/5, 25 °C) 21.6 Wh Cell dimensions 84.5mm x 65.6mm x 4.6mm Mass 71.8 g Nominal voltage 3.8V Cathode loading 6.2 mAh/cm2 Operating pressure < 3.4 atm Values rounded. Volume at 100% SoC under operating pressure, excluding tabbing area Fast charging: QSE-5 is capable of charging from 10- 80% state-of-charge in <15 minutes at 45 °C Low temperature performance: QSE-5 is capable of low temperature performance down to -30 °C. Discharge power: QSE-5 is capable of high-power discharge up to 10 rate. Safety: Preliminary safety tests pass safety standards with hazard levels (HL).

The tests and measurements described above were conducted on a limited number of QSE-5 B samples and commercial Li-ion energy cells in our labs. Not all tests and measurements were performed on every sample. Specifications and performance characteristics of final QSE-5 product will depend on the final design of the battery package and will likely differ from those of initial low-volume samples.

PowerCo Collaboration

As we announced in July, we signed a landmark agreement with PowerCo, the battery manufacturing subsidiary of the Volkswagen Group, to bring our QSE-5 technology platform into mass production at the gigawatt-hour scale. The first phase includes intensive collaboration between PowerCo and QuantumScape, with PowerCo contributing skilled personnel to aid the industrialization of the QSE-5 technology platform. Upon satisfactory technical progress in this phase, QuantumScape will grant PowerCo a license to mass produce battery cells based on QuantumScape’s technology platform in exchange for royalties, including a $130M prepayment.

The collaboration phase kicked off in Q3 with joint development activities between groups from both sides at QuantumScape’s San Jose facilities. During this phase of the project, we combine our QSE-5 platform and deep knowledge of solid-state battery technology with PowerCo’s expertise in scaling up high-volume manufacturing processes. The teams are proceeding on solving specific high-leverage challenges with experts from PowerCo contributing their industrialization expertise.

Process Update

Raptor, the first implementation of our disruptively fast separator production process, is now part of our baseline production process. We set this out as a key annual goal because Raptor is a major improvement from our last-generation technology in film quality and performance, heat-treatment time, and energy consumption. We expect that Raptor will continue to support our QSE-5 sample output into 2025.

Beyond enabling B samples, Raptor serves as a learning platform and transitional step to our Cobra process, which we continue to see as our best pathway to gigawatt-hour scale separator production. We are preparing for Cobra production to enter our baseline in 2025 – we expect Cobra heat treatment equipment will be in place by the end of 2024 and, with the addition of higher-volume downstream automated equipment, this line will enable a significant increase in separator production.

Financial Outlook

As announced last quarter, we extended our cash runway forecast by 18 months into 2028. The agreement with PowerCo released $134M previously earmarked for the joint venture and includes a $130M royalty prepayment from PowerCo contingent on satisfactory technical progress. We have made progress toward this more capital-efficient profile announced in July and reiterate our forecast for cash runway into 2028. Any additional funds raised from capital markets activity, including under our ATM prospectus supplement, would further extend this cash runway.

Capital expenditures in the third quarter were $17.9M, in line with expectations. Q3 capex primarily supported equipment purchases for low-volume QSE-5 prototype production, as well as the Cobra process and other equipment as we prepare for higher-volume QSE-5 prototype production in 2025. GAAP operating expenses and GAAP net loss were $130.2M and $119.7M, respectively; Adjusted EBITDA loss was $71.6M in Q3 and in line with expectations. A table reconciling GAAP net loss and Adjusted EBITDA loss is available in the financial statements at the end of this shareholder letter. We ended Q3 with $841M in liquidity.

We continue to track to full-year guidance for Adjusted EBITDA loss. We now tighten our full-year forecast for Adjusted EBITDA loss to be between $280M and $300M—within original guidance but at the higher end of the original range, primarily due to higher legal fees and settlement accruals in 2024 that we do not expect to reoccur in 2025. We are lowering our 2024 forecast for capital expenditures to be between $60M and $75M, driven by realized PowerCo deal-related efficiencies, non-deal related savings, and a shift in timing of certain payments originally planned for late 2024 into 2025.

As always, we encourage investors to read more on our financial information, business outlook and risk factors in our quarterly and annual SEC filings on our investor relations website.

Board Update

As the company transitions from research and development to a focus on product and industrialization, our board of directors is welcoming two new members: Dennis Segers and Dr. Günther Mendl.

Mr. Segers has served in several notable leadership positions over his long career, including as chairman of the board of Xilinx, a leading provider of programmable logic solutions, and as president, CEO and director of Matrix Semiconductor.

Dr. Mendl has been the Head of the Battery Center of Excellence at Volkswagen AG since 2022 and holds a PhD in mechanical engineering from the Technical University of Munich. Dr. Mendl will assume one of the two board positions designated for the Volkswagen Group.

The Chairman of QuantumScape, Jagdeep Singh, who co-founded the company in 2010, will be retiring from the board at the end of 2024 after almost 15 years of service. As part of this planned transition, Dennis will succeed Jagdeep as chairman at the beginning of 2025.

Jagdeep is the visionary behind the growth of QuantumScape leading up to the critical achievement of shipping B samples of our first commercial product. We are deeply grateful for his inspired guidance and will continue striving toward the ambitious goals he has set for the company.

Strategic Outlook

This is a proud moment for the entire QuantumScape team. We have achieved our most important goal to date – we have started producing B samples of our QSE-5 product and begun shipping them for customer testing. We believe these cells represent a new high-water mark for the battery industry.

This is the start of the climb toward industrialization. To make the kind of impact on electric transportation we believe this technology is capable of, we will need enhanced manufacturing processes which can make millions of cells per year, with defectivity rates on the order of a few cells per million or lower. It will require a sustained effort and deep collaboration with partners, including the Volkswagen Group and PowerCo, to achieve such a massive scale.

With those long-term goals in mind, shareholders should take a balanced view of the achievement we have announced today. It is no more than the first shipment of early low-volume QSE-5 B samples. But at the same time, we believe it is no less than a true world first: an anode-free solid-state lithium-metal battery cell capable of revolutionizing electric vehicle performance.

Thank you for your continued support, and we look forward to updating you on further progress in the months to come.

Dr. Siva Sivaram President, CEO and Director	Kevin Hettrich CFO

QuantumScape Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands)

	September 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$174,705	$142,524
Marketable securities	666,309	928,284
Prepaid expenses and other current assets	12,700	12,709
Total current assets	853,714	1,083,517
Property and equipment, net	317,509	313,164
Right-of-use assets - finance lease	22,985	25,140
Right-of-use assets - operating lease	52,689	55,863
Other assets	25,080	24,294
Total assets	$1,271,977	$1,501,978
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities
Accounts payable	$9,635	$12,959
Accrued liabilities	19,674	10,180
Accrued compensation and benefits	22,848	26,043
Operating lease liability, short-term	5,387	5,006
Finance lease liability, short-term	3,149	2,907
Total current liabilities	60,693	57,095
Operating lease liability, long-term	54,374	57,622
Finance lease liability, long-term	32,710	35,098
Other liabilities	13,575	11,986
Total liabilities	161,352	161,801
Redeemable non-controlling interest	—	1,770
Stockholders’ equity
Preferred stock	—	—
Common stock	51	49
Additional paid-in-capital	4,353,487	4,221,892
Accumulated other comprehensive income (loss)	939	(2,877)
Accumulated deficit	(3,243,852)	(2,880,657)
Total stockholders’ equity	1,110,625	1,338,407
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,271,977	$1,501,978

QuantumScape Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$96,994	$88,154	$278,587	$251,548
General and administrative	33,164	32,716	117,929	102,842
Total operating expenses	130,158	120,870	396,516	354,390
Loss from operations	(130,158)	(120,870)	(396,516)	(354,390)
Other income (loss):
Interest expense	(550)	(593)	(1,684)	(1,795)
Interest income	11,347	10,479	35,428	24,075
Other income (loss)	(338)	382	(508)	370
Total other income	10,459	10,268	33,236	22,650
Net loss	(119,699)	(110,602)	(363,280)	(331,740)
Less: Net income (loss) attributable to non-controlling interest, net of tax of $0	(127)	15	(85)	45
Net loss attributable to common stockholders	$(119,572)	$(110,617)	$(363,195)	$(331,785)
Net loss	$(119,699)	$(110,602)	$(363,280)	$(331,740)
Other comprehensive income (loss):
Unrealized gain on marketable securities	1,458	3,392	3,816	11,550
Total comprehensive loss	(118,241)	(107,210)	(359,464)	(320,190)
Less: Comprehensive income (loss) attributable to non-controlling interest	(127)	15	(85)	45
Comprehensive loss attributable to common stockholders	$(118,114)	$(107,225)	$(359,379)	$(320,235)

Basic and Diluted net loss per share	$(0.23)	$(0.23)	$(0.72)	$(0.73)
Basic and Diluted weighted-average common shares outstanding	508,957	471,752	502,136	452,503

QuantumScape Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(119,699)	$(110,602)	$(363,280)	$(331,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,943	11,644	39,795	31,177
Amortization of right-of-use assets and non-cash lease expense	2,013	1,950	5,980	5,825
Amortization of premiums and accretion of discounts on marketable securities	(7,445)	(5,343)	(23,124)	(10,855)
Stock-based compensation expense	43,359	40,391	110,471	128,373
Write-off of property and equipment	283	6,342	1,533	6,342
Other	84	(27)	186	474
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	21,933	(4,118)	(777)	(3,985)
Accounts payable, accrued liabilities and accrued compensation and benefits	(47,335)	(1,527)	15,984	(5,544)
Operating lease liability	(1,184)	(1,019)	(3,717)	(2,270)
Other liabilities	246	(248)	1,051	(348)
Net cash used in operating activities	(92,802)	(62,557)	(215,898)	(182,551)
Investing activities
Purchases of property and equipment	(17,926)	(17,976)	(50,969)	(70,708)
Proceeds from maturities of marketable securities	252,744	249,645	1,146,587	702,128
Proceeds from sales of marketable securities	—	—	1,245	1,477
Purchases of marketable securities	(168,686)	(440,681)	(858,921)	(731,461)
Net cash provided by (used in) investing activities	66,132	(209,012)	237,942	(98,564)
Financing activities
Proceeds from exercise of stock options and employee stock purchase plan	7,398	2,297	13,968	9,930
Proceeds from issuance of common stock, net of issuance costs paid	—	288,431	—	288,431
Principal payment for finance lease	(726)	(650)	(2,146)	(1,290)
Dissolution of joint venture	(1,685)	—	(1,685)	—
Net cash provided by financing activities	4,987	290,078	10,137	297,071
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,683)	18,509	32,181	15,956
Cash, cash equivalents and restricted cash at beginning of period	214,436	250,363	160,572	252,916
Cash, cash equivalents and restricted cash at end of period	$192,753	$268,872	$192,753	$268,872
Supplemental disclosure of cash flow information
Cash paid for interest	$550	$593	$1,684	$1,195
Purchases of property and equipment, not yet paid	$4,702	$7,289	$4,702	$7,289
Common stock issuance costs, accrued but not paid	$—	$277	$—	$277

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, impairments, stock-based compensation, depreciation and amortization expense, and other non-recurring charges. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss attributable to Common Stockholders	$(119,572)	$(110,617)	$(363,195)	$(331,785)
Interest expense (income), net	(10,797)	(9,886)	(33,744)	(22,280)
Other expense (income), net	338	(382)	508	(370)
Net gain (loss) attributable to non-controlling interests	(127)	15	(85)	45
Stock-based compensation	43,359	40,391	110,471	128,373
Litigation settlement accrual and legal fees, net (1)	—	—	24,455	—
Non-GAAP operating loss	$(86,799)	$(80,479)	$(261,590)	$(226,017)
Depreciation and amortization expense (2)	15,226	17,986	41,328	37,519
Adjusted EBITDA	$(71,573)	$(62,493)	$(220,262)	$(188,498)

(1) This amount is with respect to the pending settlement of the securities class action litigation, which litigation was previously disclosed in our annual report filed on February 27, 2024.
(2) Depreciation and amortization expense includes accelerated depreciation and write-off of property and equipment no longer in use.

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws and information based on management’s current expectations as of the date of this letter. All statements other than statements of historical fact contained in this letter, including statements regarding the future development of the Company’s battery technology, the anticipated benefits of the Company’s technologies and the performance of its batteries, plans and objectives for future operations, forecasted cash usage, including spending and investment, are forward-looking statements. When used in this letter, the words “may,” “will,” “can,” “estimate,” “when,” “aim,” “pro forma,” “expect,” “plan,” “believe,” “focus,” “potential,” “predict,” “target,” “forecast,” “should,” “would,” “could,” “continue,” “capable,” “aid,” “ongoing,” “project,” “intend,” “anticipate,” “seek,” “enable,” “promising,” “working toward,” “progress toward,” “prospective” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events and are based on currently available information as to the outcome and timing of future events.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include but are not limited to ones listed here. The Company faces significant challenges in its attempts to develop a solid-state battery cell and produce it at high volumes and may not be able to successfully develop its solid-state battery cell or build high volumes of multilayer cells for commercialization, including under its Collaboration Agreement. The Company could encounter significant delays and/or technical challenges in replicating and scaling up the performance seen in its single-layer, early multilayer and low volume sample cells, in achieving the high quality, consistency, reliability, safety, cost, and throughput required for commercial production and sale, and in developing a cell architecture that meets all the technical requirements. The Company has encountered and may encounter delays and other obstacles in acquiring, installing and operating new manufacturing equipment for automated and/or continuous-flow processes such as Raptor and Cobra, including vendor delays and other supply chain disruptions and challenges in optimizing its complex manufacturing processes. The Company may encounter delays and cost overruns in hiring and retaining the engineers it needs to expand its development and production efforts, including as a result of management changes or as part of the Collaboration Agreement, delays in building out or scaling up QS-0, and delays in establishing supply relationships for necessary materials, components or equipment. Delays in increasing production of engineering samples have slowed the Company’s development efforts in the past. These or other sources of delay could impact our delivery of samples and delay or prevent successful commercialization of our products or the entry into the IP License Agreement. Our relationship with Volkswagen is subject to various risks which could adversely affect our business and future prospects. The Company may encounter delays, difficulties and technical challenges in its collaboration with PowerCo to industrialize its solid-state lithium-metal battery technology. Delays or difficulties in meeting technical milestones, including under the Collaboration Agreement required to trigger the IP License Agreement and related royalty prepayment, or scaling up QS-0 could cause prospective customers and collaboration partners not to purchase cells from us or not to proceed with the IP License Agreement. If the Company does not enter into the IP License Agreement, it will not receive the royalty prepayment and realize any of the other benefits expected from such agreement. Certain agreements and relationships currently restrict or in the future may restrict our business operations, commercialization opportunities, and revenue generation. The Company may be unable to adequately control the costs associated with its operations and the components necessary to build its solid-state battery cells at competitive prices. The Company’s spending may be higher than currently anticipated and the Company may need to raise additional funds, including in the public markets, and this may cause dilution in the stock ownership of our investors. The Company may encounter difficulties, including due to challenges related to the management transition, the building out of high-volume processes, the achievement of the quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, changes in economic and financial conditions, and not be successful in competing in the battery market industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers. The Company is at an early stage of testing its battery technology for use in consumer electronics applications, and we may discover technical or other hurdles that impede our ability to serve that market. If the Company is unable to protect or assert its intellectual property, its business and competitive position would be harmed. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that could materially affect the Company’s actual results can be found in the Company’s periodic filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.